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                                                               EXHIBIT 10.29(d)


            FIRST AMENDMENT TO THIRD AMENDED AND RESTATED GUARANTY
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     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED GUARANTY (the
"Amendment"), dated as of October 20, 1995 is entered into by and between
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ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Guarantor"), and
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CIBC INC., a Delaware corporation ("Lessor").
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                                   RECITALS
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     A.   The Guarantor executed and delivered to Lessor a Third Amended and
Restated Guaranty, dated as of August 21, 1995 and accepted by Lessor as of August 21, 1995 (the "Guaranty"), pursuant to which the Guarantor guarantied to
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Lessor certain obligations of AMD International Sales & Service, Ltd., a
Delaware corporation.

     B. The Guarantor has requested that the Lessor agree to certain amendments of the Guaranty.

     C. Lessor is willing to amend the Guaranty, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Defined Terms. Capitalized terms not otherwise defined herein shall
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have the meanings given to them in the Guaranty and in Section 2.1 of this
Amendment.

     2.   Amendments to the Guaranty.
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     2.1  Section 1.1 of the Guaranty is hereby amended to add the following defined terms to the Guaranty in proper alphabetical order:

          "First Amendment Effective Date" means the date on which the First
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     Amendment to Third Amended and Restated Guaranty shall have become effective in accordance with the terms set forth therein.

          "First Amendment to Third Amended and Restated Guaranty" means the
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     First Amendment to Third Amended and Restated Guaranty dated as of October
     20, 1995.

          "Permitted Line of Credit" means the secured line of credit to Target
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     on the terms and conditions described below.


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               (i)    The Permitted Line of Credit will be available to Target
          in the maximum aggregate amount of $60,000,000, available beginning on the closing date under a definitive agreement with respect to the Permitted Line of Credit and ending on June 30, 1996;

               (ii) The Permitted Line of Credit will be secured by a lien in favor of the Guarantor covering all assets of Target, including copyrights, trademarks and patents, accounts receivable, inventory, equipment and other tangible and intangible assets, and such lien in favor of the Guarantor shall be junior to certain prior liens, including without limitation the liens of (A) Ascii Corporation and Ascii of America, Inc., with respect to all assets of Target, securing one or more term loans in the aggregate amount of approximately $2,000,000, (B) a certain financial institution, with respect to receivables and inventory only, securing a revolving line of credit in the maximum amount for principal outstanding at any time of $10,000,000; and (C) Phenius Corporation, with respect to all assets of Target, securing one or more term loans in the aggregate amount of approximately $10,000,000; and

               (iii) The principal of, and interest (if any) on, outstanding amounts under the Permitted Line of Credit shall be due and payable 12 months after the date of termination of the definitive agreement (the "Merger Agreement") relating to the Permitted Merger, or earlier,
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          under certain conditions, if the Guarantor and Target shall fail to consummate the Permitted Merger.

          "Permitted Merger" means the merger (to take effect in connection with
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     that certain tax-free reorganization whereby the Guarantor shall acquire all of the issued and outstanding securities of Target) of AMD Merger Corporation, a Wholly-Owned Subsidiary of the Guarantor, into Target, with the result that upon the consummation of such merger (a) AMD Merger corporation will cease to exist and (b) Target will become a Wholly-Owned Subsidiary of the Guarantor; provided that (x) such merger shall have been
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     consummated on or before June 30, 1996 and (y) the Investment contemplated in connection with the Permitted Merger shall satisfy the following conditions: (i) the sole consideration paid by the Guarantor in connection with such merger shall be shares of the Guarantor's capital stock, (ii) Target and its Subsidiaries are in the Guarantor's lines of business, or such Investment provides vertical integration, (iii) such Investment is being undertaken in accordance with all applicable Governmental Requirements,

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     and (iv) such Investment shall not result in any Deposit Event.

          "Subsidiary" of a Person means any corporation, association,
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     partnership, joint venture or other business entity of which more than 50%
     of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Persons, or one or more of the Subsidiaries of the Persons, or a combination thereof.

          "Target" means NexGen, Inc.
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     2.2  Section 4.2.3 of the Guaranty is hereby amended to add the following new subsection (c) thereto:

          "(c) the Permitted Merger."

In addition, "; and" shall replace the period at the end of subsection (b) of such Section 4.2.3.

     2.3 Section 4.2.4 of the Guarantor is hereby amended to add the following new subsection (g) thereto:

          "(g) the Permitted Line of Credit."

In addition, "; or" shall replace the period at the end of subsection (f) of such Section 4.2.4.

     3.   Representations and Warranties
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          The Guarantor hereby represents and warrants to the Lessor as follows:

          (a)  No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Guarantor of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be affective and enforceable. The Guaranty as amended by this Amendment constitutes the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          (c) All representations and warranties of the Guarantor contained in the Guaranty are true and correct.

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          (d)  The Guarantor is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon Lessor or any other Person.

          (e) The Target is subject to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act, and the effective written consent of the board of directors or equivalent governing body of the Target has been obtained and has been delivered to Lessor or will be delivered to Lessor within five Business Days after the execution and delivery of the Merger Agreement.

     4.   Conditions to Effectiveness of Amendment.
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          This Amendment will become effective on the date (the "First Amendment
                                                                 ---------------
Effective Date") on which all of the following conditions precedent shall have
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been satisfied:

          4.1 Lessor shall have received from the Guarantor a duly executed original (or, if elected by Lessor, an executed facsimile copy) of this Amendment; and

          4.2 Each of the representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the First Amendment Effective Date.

     Solely for purposes of this Section 4, the representation and warranty set forth in Section 3(a) shall be deemed to be true as of the date on which the condition set forth in Section 4.1 shall have been satisfied, provided that the
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failure of the Guarantor to deliver the effective written consent of the board of directors (or equivalent governing body) of the Target within five Business Days after the execution and delivery of the Merger Agreement shall constitute a Deposit Event.

     The Guarantor shall deliver to Lessor, within 15 business days after the date hereof, an amendment to the Amended Building Lease and an amendment to the Amended Land Lease reflecting that the Guaranty has been amended by this Amendment. Such amendments must be in recordable form, executed and acknowledged by AMD International Sales & Service, Ltd. and consented to by the Guarantor, and in form and substance reasonably satisfactory to Lessor. The Guarantor's failure to deliver such amendments within such time shall constitute a Deposit Event.

     5.   Reservation of Rights.   The Guarantor acknowledges and agrees that
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the execution and delivery by Lessor of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Lessor to forbear or execute similar amendments under the same or similar circumstances in the future.

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     6.   Miscellaneous.
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          (a)  Except as herein expressly amended, all terms, covenants and provisions of the Guaranty are and shall remain in full force and effect and all references therein to such Guaranty shall henceforth refer to the Guaranty as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Guaranty. The Guaranty, as amended by this Amendment, is hereby absolutely and unconditionally affirmed in its entirety by the Guarantor.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by Lessor of a facsimile transmitted document purportedly bearing the signature of the Guarantor shall bind the Guarantor with the same force and effect as the delivery of a hard copy original. Any failure by Lessor to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by Lessor.

          (e) This Amendment, together with Guaranty, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 6.2 of the Guaranty.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Guaranty, respectively.

          (g) The Guarantor covenants to pay or to reimburse the Lessor, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with

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the development, preparation, negotiation, execution and delivery of this
Amendment.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first above written.

                                           ADVANCED MICRO DEVICES, INC.


                                           By    /s/ Marvin D. Burkett
                                                 -------------------------------
                                                 Marvin D. Burkett
                                                 Senior Vice President and
                                                 Chief Financial Officer

                                           CIBC INC.


                                           By    _______________________________
                                                 Name:
                                                 Title:





Reference is made to the Loan Agreement, dated as of December 17, 1993 (the "Loan Agreement") between CIBC INC., a Delaware corporation, and THE LONG-TERM
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CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY ("Lender"). In accordance with
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Section 8(b) of the Loan Agreement, Lender hereby consents to the foregoing
Amendment.

THE LONG-TERM CREDIT BANK OF
JAPAN, LOS ANGELES AGENCY



By:_____________________________
Name:___________________________
Title:__________________________
Date:  October __, 1995

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